Exhibit 99

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of the Kemet Employees’ Savings Plan (the “Plan”) on Form 11-K for the year ended March 30, 2003 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Larry C. McAdams, Vice President, Human Resources, of Kemet Corporation, plan administrator for the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my actual knowledge:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits and the changes in net assets available for plan benefits of the Plan.

Date: September 25, 2003
/s/ Larry C. McAdams
Larry C. McAdams
Vice President, Human Resources
Kemet Corporation
(Plan Administrator)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.